SCHEDULE 14A

(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

ATERIAN, INC.
(Name of Registrant as Specified in Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐ No fee required.

☒ Fee previously paid with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

On July 2, 2026, Aterian, Inc. (the “Company”) recorded the below communication for use by Laurel Hill Advisory Group (“Laurel Hill”), the Company’s proxy solicitor, in connection with the pending sale of substantially all of the Company’s assets to Trademark Global, LLC (the “Asset Sale”) and the issuance of shares of the Company’s common stock, par value $0.0001 per share, to David Lazar upon conversion of the Company’s Series AA Convertible Non-Redeemable Preferred Stock and Series AAA Convertible Non-Redeemable Preferred Stock (the “Investment Transaction”). The following is a copy of the script of such communication.

Hello, this is Arturo Rodriguez, Chief Executive Officer of Aterian.

I’m reaching out with an important message about our upcoming Special Meeting of Stockholders coming up on July 10th, just under a week away.

Our Board of Directors has unanimously approved two transformative transactions that together represent a clear, actionable path to delivering real value back to you: an $18 million sale of our marquee brand portfolio anticipated to return between $0.85 and $1.14 per share to stockholders, plus a $7 million strategic investment that positions the Company for the next chapter of growth.

Every vote counts!

Your vote is critical to making these transactions happen.

If you have not yet voted, please do so today.

You can call our proxy solicitor, Laurel Hill Advisory Group, toll-free at 888.742.1305, Monday through Friday between 9:00 AM and 6:00 PM Eastern Time. They can help you cast your vote right over the phone at no cost to you.

Thank you for your continued support of Aterian.

On July 2, 2026 the Company prepared the below email communication for use by Laurel Hill in connection with the Asset Sale and the Investment Transaction. The following is a copy of the email communication.

July 2, 2026

Dear Stockholder,

We recently reached out regarding next week’s special meeting of Aterian stockholders, and we still need your vote.

The Board has approved two pivotal transactions, including a brand portfolio sale aimed at delivering an anticipated cash distribution to our stockholders. To secure the opportunity for this distribution, we need every stockholder to participate.

Every Vote Counts!

No matter how many shares you own, your vote is critical to passing these proposals.

Please call our proxy solicitor, Laurel Hill Advisory Group, as soon as possible at 888.742.1305. They can answer your questions and help you cast your vote directly over the phone in just a few minutes.

Sincerely,

Arturo Rodriguez
Chief Executive Officer

Participants in the Solicitation

Aterian and its directors and executive officers may be deemed “participants” in any solicitation of proxies from Aterian’s stockholders with respect to the Asset Sale and the Investment Transaction. Information regarding the identity of Aterian’s directors and executive officers, and their direct and indirect interests, by security holdings or otherwise, in the Company’s securities is contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 23, 2026. Information regarding subsequent changes to the holdings of Aterian’s securities by Aterian’s directors and executive officers can be found in filings on Forms 3, 4, and 5, which are available on the SEC’s website at www.sec.gov. Additional information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the definitive proxy statement relating to the Asset Sale and the Investment Transaction, filed with the SEC on June 9, 2026, as such proxy statement may be supplemented from time to time. The proxy statement, as well as Aterian’s other public filings with the SEC, may be obtained without charge on the SEC’s website at www.sec.gov and on the investor relations section of our website at www.aterian.io.

About Aterian, Inc.

Aterian, Inc. (Nasdaq: ATER) is a consumer products company that builds and acquires leading e-commerce brands across multiple categories, including home and kitchen appliances, health and wellness, and air quality devices. The Company sells across the world’s largest online marketplaces, including Amazon, Walmart, and Target as well as its own direct-to-consumer websites. Aterian’s brands include Mueller Living, PurSteam, hOmeLabs, Squatty Potty, Healing Solutions, and Photo Paper Direct. To learn more, visit www.aterian.io.

Forward-Looking Statements

All statements other than statements of historical facts included in this communication that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. Examples of these forward-looking statements include statements concerning the proposed Asset Sale, the Investment Transaction, the transactions contemplated thereby, the timing of completing the proposed transactions, the potential benefits of the proposed transactions and the declaration and timing of any potential dividend or distribution of CVRs. These forward-looking statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties and other factors, all of which are difficult to predict and many of which are beyond our control and could cause actual results to differ materially and adversely from those described in the forward-looking statements. These risks and uncertainties include, among others: the terms, structure, benefits and costs of each of the Asset Sale, the Investment Transaction, and the transactions contemplated by each of the foregoing; the timing of such transactions and whether such transactions will be consummated at all; the risk that the Asset Sale, the Investment Transaction, and the transactions contemplated by each of the foregoing, and the announcement of the same, could have an adverse effect on the ability of the Company to retain and hire key personnel and maintain relationships with partners, suppliers, employees, stockholders and other business relationships and on its operating results and business generally; the risk that the Asset Sale, the Investment Transaction, and the transactions contemplated by each of the foregoing could divert the attention and time of the Company’s management; the risk of any unexpected costs or expenses resulting from the Asset Sale, the Investment Transaction, and the transactions contemplated by each of the foregoing; the risk that any anticipated distributions of proceeds (whether via a dividend or CVR) may not be declared and paid; the risk of any litigation relating thereto; the uncertainties and variables inherent in business, operating and financial performance, including, among other things, competitive developments and general economic, political, business, industry, regulatory and market conditions, future exchange and interest rates, and changes in tax and other laws, regulations, rates and policies; our ability to continue as a going concern; our ability to maintain the listing of our common stock on Nasdaq; our ability to meet financial covenants with our lenders; our business model and our technology platform; reliance on third party online marketplaces; and other factors discussed in the “Risk Factors” section of our most recent periodic reports filed with the SEC, all of which you may obtain for free on the SEC’s website at www.sec.gov.

Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, even if subsequently made available by us on our website or otherwise. We do not undertake any obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Additional Information and Where to Find It

In connection with the proposed transactions, Aterian has filed a definitive proxy statement with the SEC and has mailed the definitive proxy statement and related materials to stockholders of record. The proposed transactions will be submitted to Aterian stockholders for their approval. Aterian may also file other documents with the SEC regarding the proposed transactions. The definitive proxy statement contains important information about the proposed transactions and related matters. This document is not a substitute for the proxy statement filed with the SEC or any other documents that Aterian may file with the SEC or send to Aterian stockholders in connection with the proposed transactions. SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTIONS (INCLUDING ALL OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS) CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS. Investors and security holders may obtain free copies of the proxy statement and all other documents filed, or that will be filed, by Aterian with the SEC through the SEC’s website at www.sec.gov. Copies of documents filed with the SEC by Aterian will be made available free of charge on Aterian’s website at www.aterian.io or by directing a request to Investor relations at ir@aterian.io.